                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDERED SHARES OF COMMON STOCK
                                       OF
                       CENTENNIAL HEALTHCARE CORPORATION
                                       TO
                          HILLTOPPER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            HILLTOPPER HOLDING CORP.
                            WHICH IS WHOLLY OWNED BY
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.
                   [NOT TO BE USED FOR SIGNATURE GUARANTEES]

    This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Centennial HealthCare Corporation, a Georgia corporation ("Share Certificates"), are not immediately available; (b) time will not permit all required documents to reach ChaseMellon Shareholder Service, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of "THE TENDER OFFER" of the Offer to Purchase described below); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of "THE TENDER OFFER" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICE, L.L.C.

          BY MAIL:                      BY HAND:               BY OVERNIGHT COURIER:
  ChaseMellon Shareholder       ChaseMellon Shareholder       ChaseMellon Shareholder
      Service, L.L.C.               Service, L.L.C.               Service, L.L.C.
    Attn: Reorganization              120 Broadway               85 Challenger Road
         Department                    13th Floor                Mail Stop--Reorg.
       P.O. Box 3301               New York, NY 10271        Ridgefield Park, NJ 07660
 South Hackensack, NJ 07606
                               BY FACSIMILE TRANSMISSION:
                               (FOR ELIGIBLE INSTITUTIONS
                                         ONLY)
                                     (201) 296-4293
                                   CONFIRM FACSIMILE
                                      TRANSMISSION
                                   BY TELEPHONE ONLY:
                                     (201) 296-4860

            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
               OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF
               INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN
                      AS LISTED ABOVE WILL NOT CONSTITUTE
                               A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

    The undersigned hereby tenders to Hilltopper Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Hilltopper Holding Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of "THE TENDER OFFER" of the Offer to Purchase.


              NAME(S) OF RECORD HOLDER(S)                                    NUMBER OF SHARES
                                                                    CERTIFICATE NO.(S) (IF AVAILABLE):
 ADDRESS(ES)
                                                           Indicate account number at Book-Entry Transfer
                                                           Facility if Shares will be tendered by book-entry
                                               ZIP CODE    transfer.
               (AREA CODE) TELEPHONE NO.
                                                                              ACCOUNT NUMBER

 X
                                                           DATED: , 2000
 X
  SIGNATURE(S) OF RECORD HOLDER(S)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                                                    X
                NAME OF FIRM                               AUTHORIZED SIGNATURE
                  ADDRESS                              NAME (PLEASE PRINT OR TYPE)
                                    ZIP CODE                      TITLE
                                                DATED: , 2000
         (AREA CODE) TELEPHONE NO.

    NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.